                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                 FPL GROUP, INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

FPL
GROUP

                                FPL GROUP, INC.
                                 P.O. BOX 14000
                             700 UNIVERSE BOULEVARD
                         JUNO BEACH, FLORIDA 33408-0420
-----------------------------------------------------------------
-----------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2001

The Annual Meeting of Shareholders of FPL Group, Inc. will be held at the PGA National Resort, 400 Avenue of the Champions, Palm Beach Gardens, Florida, at 10:00 a.m. on Monday, May 14, 2001, to consider and act upon:

    -Election of directors.

    -Such other matters as may properly come before the meeting.

The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof is March 5, 2001.

Admittance to the meeting will be limited to shareholders. Shareholders who plan to attend are requested to so indicate by marking the appropriate space on the enclosed proxy card or following the telephonic or Internet instructions. Shareholders whose shares are held in street name (the name of a broker, trust, bank or other nominee) should bring with them a legal proxy or a recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares.

PLEASE MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY SO THAT YOUR SHARES CAN BE VOTED, REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING. ALTERNATIVELY, YOU MAY CAST YOUR VOTE BY TELEPHONE OR ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

By order of the Board of Directors.

/s/ Dennis P. Coyle

DENNIS P. COYLE
General Counsel and Secretary

Juno Beach, Florida
April 13, 2001

                                FPL GROUP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 2001
                                PROXY STATEMENT

ANNUAL MEETING

The Annual Meeting of Shareholders of FPL Group, Inc. ("FPL Group" or the "Corporation") will be held at 10:00 a.m. on Monday, May 14, 2001. The enclosed proxy is solicited by your Board of Directors, who urge you to respond in the belief that every shareholder, regardless of the number of shares held, should be represented at the Annual Meeting.

Whether or not you expect to be present at the meeting, please mark, sign, and date the enclosed proxy card and return it in the enclosed envelope. Alternatively, you may cast your vote by telephone or electronically by following the instructions on your proxy card. Please note that there are separate arrangements for using electronic voting depending on whether your shares are registered in your name or in the name of a brokerage firm or bank. You should check the proxy card or voting instructions forwarded by your broker, bank or other holder of record to see which options are available. If voting by telephone you should dial the toll-free number indicated on the proxy card; you will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Any shareholder giving a proxy may revoke it at any time before it is voted at the meeting by delivering to the Corporation written notice of revocation or a proxy bearing a later date, or by attending the meeting in person and casting a ballot. You may also change your vote by telephone or electronically. You may change your vote by using any one of these methods regardless of the procedure used to cast your previous vote. Votes cast in person or by proxy will be tabulated by the inspectors of election appointed by the Board of Directors.

The shares represented by your proxy will be voted in accordance with the specifications made on your proxy. Unless otherwise directed, such shares will be voted:

    -For the election as directors of the nominees named in this proxy statement.

    -In accordance with the best judgment of the persons acting under the proxy concerning other matters that are properly brought before the meeting and at any adjournment or postponement thereof.

Shareholders of record at the close of business on March 5, 2001, are entitled to notice of, and to vote at, the meeting. Each share of Common Stock, $.01 par value, of the Corporation is entitled to one vote. At the close of business on March 5, 2001, the Corporation had 175,838,735 shares of Common Stock outstanding and entitled to vote. The Corporation anticipates first sending this proxy statement and the enclosed proxy card to shareholders on or about
April 13, 2001.

In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not counted. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the articles of incorporation require a greater vote). Therefore, under the Act, abstentions and broker non-votes have no legal effect on whether a matter is approved. However, FPL Group's Bylaws, which were adopted prior to the current Act and remain in effect, provide that any matter, including the election of directors, is to be approved by the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote on such matter (unless the matter is one for which the Act or some other law or regulation expressly requires or permits the Board of Directors to require a greater vote, or FPL Group's Articles of Incorporation or Bylaws require a greater or different vote). Therefore, as to any matter voted on by shareholders at the Annual Meeting, including the election of directors, the affirmative vote of a majority of the total number of shares represented at the meeting and entitled to vote is required, abstentions have the same effect as a vote against a matter, and broker non-votes have no legal effect.

                            BUSINESS OF THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

Listed below are the eleven nominees for election as directors, their principal occupations, and certain other information regarding them. Unless otherwise noted, each director has held his or her present position continuously for five years or more and his or her employment history is uninterrupted. Directors serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified. Unless you specify otherwise in your proxy, it will be voted for the election of the listed nominees.

                              H. JESSE ARNELLE  Mr. Arnelle, 67, became of counsel to
[LOGO]                        Womble, Carlyle, Sandridge & Rice, a North Carolina-based
                              law firm, in November 1997, after retiring in 1996 as a
                              senior partner from the law firm of Arnelle, Hastie, McGee,
                              Willis & Greene, a law firm whose predecessor he co-founded in 1985. He is a director of Armstrong World Industries,
                              Inc., Eastman Chemical Company, Gannett Corporation,
                              Textron, Inc., and Waste Management, Inc. He served as
                              vice-chairman and then chairman of the Pennsylvania State
                              University Board of Trustees from 1993 to 1998. Mr. Arnelle has been a director of FPL Group since 1990.

                              SHERRY S. BARRAT  Mrs. Barrat, 51, is chairman and chief
[LOGO]                        executive officer of Northern Trust Bank of California, N.A.
                              Prior to being elected to that office in January 1999, she was president of Northern Trust Bank of Palm Beach and
                              Martin Counties, Florida. She serves on the boards of The
                              Employers Group, the Los Angeles Area Chamber of Commerce,
                              The Los Angeles World Affairs Council, The Anderson School
                              of UCLA Board of Visitors, the Los Angeles Sports and
                              Entertainment Commission and Town Hall. Mrs. Barrat became a director of FPL Group in February 1998.

                              ROBERT M. BEALL, II  Mr. Beall, 57, is chairman and chief
[LOGO]                        executive officer of Beall's, Inc., the parent company of
                              Beall's Department Stores, Inc., and Beall's Outlet Stores,
                              Inc., which operate retail stores located from Florida to
                              California. Mr. Beall is a director of Blue Cross/Blue
                              Shield of Florida and the National Retail Federation. He is
                              also past chairman of the Florida Chamber of Commerce and a member of the Florida Council of 100. Mr. Beall has been a director of FPL Group since 1989.

                              JAMES L. BROADHEAD  Mr. Broadhead, 65, is chairman and chief
[LOGO]                        executive officer of FPL Group and its principal subsidiary,
                              Florida Power & Light Company. Mr. Broadhead is a former
                              president of the Telephone Operating Group of GTE
                              Corporation and is also a former president of St. Joe
                              Minerals Corporation. He is a director of Delta Air Lines,
                              Inc., New York Life Insurance Company, and The Pittston
                              Company, and a trustee emeritus of Cornell University. Mr.
                              Broadhead has been a director of FPL Group since 1989.

                              J. HYATT BROWN  Mr. Brown, 63, is chairman, president and
[LOGO]                        chief executive officer of Brown & Brown, Inc., an insurance broker based in Daytona Beach and Tampa, Florida. He is a
                              director of SunTrust Banks, Inc., BellSouth Corporation,
                              Rock-Tenn Company, SCPIE Holdings, and the International
                              Speedway Corporation. Mr. Brown is a former member of the
                              Florida House of Representatives and served as Speaker of
                              the House from 1978 to 1980. He is a member and past
                              chairman of the Board of Trustees of Stetson University. Mr.
                              Brown has been a director of FPL Group since 1989.

                              ARMANDO M. CODINA  Mr. Codina, 54, is the chairman and chief
[LOGO]                        executive officer of Codina Group, Inc., a real estate
                              development company based in Coral Gables, Florida. He has served in that capacity with Codina Group, Inc. and its
                              predecessors since 1979. He is a director of AMR
                              Corporation, BellSouth Corporation, CSR America, Inc., The
                              Quaker Oats Company, and Winn-Dixie Stores, Inc. Mr. Codina
                              has been a director of FPL Group since 1994.

                              WILLARD D. DOVER  Mr. Dover, 70, has been a member of the
[LOGO]                        Fort Lauderdale law firm of Niles, Dobbins, Meeks, Raleigh &
                              Dover since 1998. For 40 years prior thereto he was a member of the law firm of Fleming, O'Bryan & Fleming, P.A. He is a former chairman of the Florida Council of 100 and of the
                              Florida Council of Economic Education. He has previously
                              served as a trustee of the Nova Southeastern University Law
                              Center and Florida Atlantic University Foundation, Inc. and
                              as chairman of the Florida Atlantic Research and Development
                              Authority. Mr. Dover has been a director of FPL Group since
                              1989.

                              ALEXANDER W. DREYFOOS, JR.  Mr. Dreyfoos, 69, is the owner
[LOGO]                        and chief executive officer of the Dreyfoos Group of
                              companies. These include Photo Electronics Corporation, a
                              developer of electronic equipment for the photographic
                              industry, which he founded in 1963. He is a director of
                              First Union National Bank of Florida. He serves as chairman of the Raymond F. Kravis Center for the Performing Arts and
                              a trustee of M.I.T. Corporation. He is a member of the
                              Florida Council of 100 and a founding member and former
                              chairman of the Economic Council of Palm Beach County. Mr.
                              Dreyfoos has been a director of FPL Group since February
                              1997.

                              PAUL J. EVANSON  Mr. Evanson, 59, became the president of
[LOGO]                        Florida Power & Light Company and a director of FPL Group in
                              1995 after having served as vice president, finance, and
                              chief financial officer of FPL Group and senior vice
                              president, finance, and chief financial officer of Florida
                              Power & Light Company since 1992. Prior to that, he was
                              president and chief operating officer of Lynch Corporation, a diversified holding company. Mr. Evanson is a director of
                              Florida Power & Light Company and Lynch Interactive
                              Corporation.

                              FREDERIC V. MALEK  Mr. Malek, 64, has been chairman of
[LOGO]                        Thayer Capital Partners, a merchant bank, since 1993. Mr.
                              Malek was formerly the president and vice chairman,
                              successively, of Northwest Airlines, Inc., and prior to that was president of Marriott Hotels and Resorts. He served as campaign manager for Bush/Quayle `92. Mr. Malek also served in several U.S. government positions, including deputy
                              director of the Office of Management and Budget. He is a
                              director of Aegis Communications Group, Inc., American
                              Management Systems, Inc., Automatic Data Processing
                              Corporation, Inc., CB Richard Ellis, Global Vacation Group,
                              Inc., Manor Care, Inc., Northwest Airlines, Inc., and
                              various PaineWebber mutual funds. Mr. Malek has been a
                              director of FPL Group since 1987.

                              PAUL R. TREGURTHA  Mr. Tregurtha, 65, is chairman and chief
[LOGO]                        executive officer of Mormac Marine Group, Inc., a maritime shipping company, and of Moran Transportation Company, a
                              tug/barge enterprise. He is also vice chairman and co-owner of Interlake Steamship Company. Mr. Tregurtha previously
                              served as chairman, chief executive officer, president and chief operating officer of Moore McCormack Resources, Inc., a natural resources and water transportation company. Mr.
                              Tregurtha is a director of Teachers Insurance and Annuity
                              Association, Fleet Boston Financial Corporation, and
                              Alliance Resource Management GP, LLC. Mr. Tregurtha has been a director of FPL Group since 1989.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES.

                INFORMATION ABOUT THE CORPORATION AND MANAGEMENT

PERFORMANCE GRAPHS

The graph below compares the cumulative total returns, including reinvestment of dividends, of FPL Group Common Stock with the companies in the Standard & Poor's 500 Index (S&P 500), the Standard & Poor's Electric Companies Index (S&P Electrics) and the Dow Jones Electric Utilities Index (Dow Jones Electrics). The comparison covers the five years ended December 31, 2000, and is based on an assumed $100 investment on December 31, 1995, in each of the S&P 500, the S&P Electrics, the Dow Jones Electrics, and FPL Group Common Stock. The S&P Electrics is based on the performance of 26 electric utilities; the Dow Jones Electrics is based on the performance of 62 electric and electric/gas combination utilities. The S&P Electrics was selected for comparison purposes this year because it reflects, more closely than the Dow Jones Electrics, companies engaged in businesses similar to FPL Group's businesses. FPL Group is included in all three indexes.

                              TOTAL RETURN FOR THE
                       FIVE YEARS ENDED DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Value of $100 on Decembe 31,

                     1995  1996  1997  1998  1999  2000
FPL Group            $100   103   138   149   107   188
Dow Jones Electrics  $100   102   132   151   129   204
S & P 500            $100   123   164   211   255   232
S & P Electrics      $100   100   126   146   117   180

In 1990, FPL Group announced its intention to focus on its core utility and other energy-related businesses and to exit businesses not related to its core strengths. Since then, FPL Group has realigned its senior management team, reorganized Florida Power & Light Company, established FPL Energy, LLC, and divested essentially all its non-energy-related businesses. The graph below shows the cumulative total return, including reinvestment of dividends, of FPL Group Common Stock since these fundamental changes were made. It covers the ten years ended December 31, 2000, and assumes the investment of $100 on December 31, 1990 (December 31, 1991, as to the Dow Jones Electrics). The Dow Jones Electrics was changed May 31, 2000, and data is not available prior to December 31, 1991.

                              TOTAL RETURN FOR THE
                       TEN YEARS ENDED DECEMBER 31, 2000

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Value of $100 on December 31,

                     1990  1991  1992  1993  1994  1995  1996  1997  1998  1999  2000
FPL Group, Inc.       100   137   144   166   158   219   226   302   325   235   411
Dow Jones Electrics         100   107   120   105   137   140   181   208   177   281
S & P 500             100   130   140   155   157   215   265   353   454   550   500
S & P Electrics       100   130   138   155   135   177   177   223   257   208   318

COMMON STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table indicates how much FPL Group Common Stock is beneficially owned by (a) each person known by FPL Group to own 5% or more of the Common Stock, (b) each of FPL Group's directors and executive officers, and (c) the directors and executive officers as a group.

                                                                                        NUMBER
                                                                                     OF SHARES(A)
                                                                                  -------------------
PRINCIPAL SHAREHOLDERS:

Fidelity Management Trust Company...............................................   16,010,802(b)
82 Devonshire Street
Boston, Massachusetts 02109

Wellington Management Company, LLP..............................................    9,152,871(c)
75 State Street
Boston, Massachusetts 02109

DIRECTORS AND EXECUTIVE OFFICERS:
H. Jesse Arnelle................................................................        2,819(d)
Sherry S. Barrat................................................................        2,800(d)
Robert M. Beall, II.............................................................        5,120(d)
James L. Broadhead..............................................................      141,789(d)
J. Hyatt Brown..................................................................       11,950(d)(e)
Armando M. Codina...............................................................        3,600(d)
Dennis P. Coyle.................................................................       41,439(d)(e)
Marshall M. Criser..............................................................        4,200(d)(e)
Willard D. Dover................................................................        2,500(d)
Alexander W. Dreyfoos, Jr.......................................................        6,200(d)
Paul J. Evanson.................................................................       65,771(d)
Lewis Hay III...................................................................       25,775(d)
Frederic V. Malek...............................................................        2,600(d)
Thomas F. Plunkett..............................................................       33,820(d)
Paul R. Tregurtha...............................................................        4,600(d)
All directors and executive officers as a group.................................      456,305(d)(e)(f)

------------

(a) Information is as of March 1, 2001, except as indicated. Unless otherwise indicated, each person has sole voting and sole investment power.

(b) 9.1% of the Common Stock outstanding; shares held at December 31, 2000 as Trustee under the Florida Power & Light Company Master Thrift Plan Trust. The Trustee disclaims beneficial ownership of such securities. Shares are voted by the Trustee in accordance with instructions of the participants to whose accounts such shares are allocated, and a proportionate number of shares which are held in the plans but not yet allocated to participants are voted in accordance with such instructions. Leveraged ESOP shares held in the plans which have been allocated to participants' accounts, but for which voting instructions are not received, are voted by the Trustee in the same proportions as those shares which have been voted by participants.

(c) Represents 5.2% of the Common Stock outstanding. This information has been derived from Schedule 13G of Wellington Management Company, LLP ("WMC"), filed with the Securities and Exchange Commission on February 13, 2001. All shares are owned of record by clients of WMC, which reported shared voting power over 4,645,104 shares and shared dispositive power over 9,142,771 shares.

(d) Includes 50,000; 15,000; 18,750; 22,500; and 18,750 shares of restricted stock held by Messrs. Broadhead, Coyle, Evanson, Hay, and Plunkett, respectively; 1,600 shares of restricted stock held by each of Messrs. Arnelle, Beall, Brown, Codina, Criser, Dover, Malek, and Tregurtha; 1,800 shares of restricted stock held by each of Mrs. Barrat and Mr. Dreyfoos; and a total of 182,400 shares of restricted stock held by all directors and officers as a group, as to which each person has voting power, but not investment power.

(e) Includes 350 shares owned by children of Mr. Brown who are over 21 years of age, as to which Mr. Brown disclaims beneficial ownership; 25 shares owned by Mr. Coyle's wife, as to which Mr. Coyle disclaims beneficial ownership; and 2,300 shares owned by a trust and Mr. Criser's wife, as to which Mr. Criser disclaims beneficial ownership.

(f) Less than 1% of the Common Stock outstanding.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Corporation's directors and executive officers are required to file initial reports of ownership and reports of changes of ownership of Common Stock with the Securities and Exchange Commission. Based upon a review of these filings and written representations from the directors and executive officers, all required filings were timely made in 2000 except one transaction involving a gift transfer by Mr. Broadhead to a trust for the benefit of members of Mr. Broadhead's family which was inadvertently not reported on Form 5 on a timely basis for fiscal year 1999 due to an oversight by counsel to the Corporation.

DIRECTOR MEETINGS AND COMMITTEES

The Board of Directors met fourteen times in 2000. Each director attended at least 75% of the total number of Board meetings and meetings of the committees on which he or she served.

FPL Group's Audit Committee, comprised of Mrs. Barrat and Messrs. Arnelle, Criser (Chairman), Dover, and Dreyfoos met eight times in 2000. During the year the Audit Committee developed an updated charter for the Committee, which was approved by the Board May 15, 2000. The complete text of the new charter, which reflects standards set forth in new Securities and Exchange Commission regulations and New York Stock Exchange rules, is reproduced in the appendix to this proxy statement. As set forth in more detail in the charter, the Audit Committee assists the Board in monitoring the financial reporting process, the internal control structure and the independence and performance of the internal audit department and the independent public accountants. During the year, the Board examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules.

The Compensation Committee, comprised of Messrs. Arnelle, Beall, Brown (Chairman), Codina, and Tregurtha, met three times in 2000. Its functions include reviewing and approving the executive compensation program for FPL Group and its subsidiaries; setting performance targets; assessing executive performance; making grants of salary, annual incentive compensation, and long-term incentive compensation; and approving certain employment agreements.

The Executive Committee, comprised of Messrs. Broadhead (Chairman), Brown, Codina, Criser, Malek, and Tregurtha, met four times in 2000. It also functions as the Nominating Committee. As such, it is responsible for identifying and evaluating potential nominees for election to the Board and recommends candidates for all directorships to be filled by the shareholders or the Board. The Committee will consider potential nominees recommended by any shareholder entitled to vote in elections of directors. Potential nominees must be submitted in writing to the Secretary, P.O. Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420 and must be received not later than 90 days in advance of the Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Directors of FPL Group who are salaried employees of FPL Group or any of its subsidiaries do not receive any additional compensation for serving as a director or committee member. Non-employee directors of FPL Group receive an annual retainer of $32,000 plus 500 shares of restricted Common Stock. Non-employee committee chairpersons receive an additional annual retainer of $4,000. A fee of $1,300 is paid to non-employee directors for each Board or committee meeting attended. Newly-elected non-employee directors are awarded 200 shares of restricted Common Stock when they join the Board.

Effective November 1, 1996, FPL Group's Non-Employee Director Retirement Plan was terminated. Retirement benefits of non-employee directors in office in 1996 and not retiring at or prior to the 1997 annual shareholders' meeting were converted to share units of FPL Group Common Stock. Such directors will be entitled to payment of the then current value of these share units upon ending service as a Board member at or after age 65. Upon his retirement from the Board in May 2000, B. F. Dolan received $351,000 for the value of his share units. Upon his retirement from the Board in November 2000, Drew Lewis received $395,000 for the value of his share units.

Non-employee directors are covered by travel and accident insurance while on FPL Group business. Total premiums attributable to such directors amounted to $3,150 for 2000.

AUDIT COMMITTEE REPORT

The Audit Committee submits the following report for 2000:

In accordance with its written charter adopted by the Board of Directors (Board), the Audit Committee of the Board (Committee) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2000, the Committee met eight times, including four meetings where the Committee discussed the interim financial information contained in each quarterly earnings announcement with the controller and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, resources and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Corporation for the year ended December 31, 2000, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements, and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

Respectfully submitted,

                  Marshall M. Criser, Chairman
                  H. Jesse Arnelle
                  Sherry S. Barrat
                  Willard D. Dover
                  Alexander W. Dreyfoos, Jr.

APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board has appointed
Deloitte & Touche LLP, independent public accountants, to audit the accounts of FPL Group and its subsidiaries for the fiscal year ending December 31, 2001, and to perform such other services as may be required of them.

Representatives of Deloitte & Touche LLP will be present at the 2001 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions raised at the meeting.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of FPL Group's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year were $900,000.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000, were $4,500,000.

All Other Fees

The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Corporation, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000, were $1,950,000.

The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining Deloitte & Touche LLP's independence.

COMPENSATION COMMITTEE REPORT

The Compensation Committee submits the following report for 2000:

FPL Group's executive compensation program is designed to align compensation with the Corporation's business strategy, its goals and values, and the return to its shareholders. The program is also designed to provide a competitive compensation package, both in terms of its components and overall, that will attract and retain key executives critical to the success of the Corporation.

The Board of Directors adopted, and in 1994 and 1999 shareholders approved, an Annual Incentive Plan and a Long Term Incentive Plan that are intended to prevent the loss of the federal income tax deductions available to the Corporation for the amount of any compensation paid thereunder to the chief executive officer and the four other most highly-compensated officers. In accordance with these plans, the Committee structured the 2000 executive compensation program to qualify for deduction all compensation paid thereunder to these officers, and it intends to do likewise with the executive compensation programs for 2001 and future years as long as doing so is compatible with what the Committee considers to be a sound compensation program. However, some of the payments to these officers under the Long Term Incentive Plan that resulted from the change of control of the Corporation that occurred as a result of the approval by the Corporation's shareholders of a proposed merger with Entergy Corporation may not be deductible by the Corporation for federal income tax purposes. The actual amount that may not be deductible is not determinable at this time.

The Committee determines an executive's competitive total level of compensation based on information drawn from a variety of sources, including utility and general industry surveys, proxy statements, and independent compensation consultants. The Corporation's "comparator group" consists of nine electric utilities (all of which are included in the Dow Jones Electric Utilities Index and eight of which are included in the Standard & Poor's Electric Companies Index) and eight general industrial and telecommunications companies located in the Southeast. Electric utility industry trends (i.e., deregulation and increasing competition) and the need to recruit from outside the industry are the principal reasons for including companies other than electric utilities in the comparator group.

There are three components to the Corporation's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. In 2000, the three components were structured so that base salary represented 25% to 60% of an executive officer's total targeted compensation, annual incentive compensation represented 15% to 25% of such compensation, and long-term incentive compensation represented 20% to 55% of such compensation. The more senior the position, the greater the portion of compensation that is based on performance.

Base salaries are set by the Committee and are designed to be competitive with the comparator group companies described above. Generally, the Committee targets salary levels between the second and third quartiles of the comparator group, adjusted to reflect the individual's job experience and responsibilities. Increases in base salaries are based on the comparator group's practices, the Corporation's performance, the individual's performance, and increases in cost of living indices. The corporate performance measures used in determining adjustments to executive officers' base salaries are the same performance measures used to determine annual incentive compensation, weighted as discussed below in regard to the chief executive officer's compensation. Base salaries are reviewed and adjusted annually. James L. Broadhead's employment agreement provides that his base salary shall be at least equal to his base salary as in effect in 2000 and shall be reviewed at least annually and increased substantially consistent with increases in base salary awarded to peer executives of the Corporation, but not less than increases in the consumer price index.

Annual incentive compensation is based on the attainment of net income goals for the Corporation which are established by the Committee at the beginning of the year. The amounts earned on the basis of this performance measure are subject to reduction based on the degree of achievement of other corporate performance measures (and in the case of Florida Power & Light Company, business unit performance measures), and in the discretion of the Committee. These other corporate performance measures, which for 2000 consisted of the financial and operating indicators discussed below in regard to the chief executive officer's compensation, and business unit performance measures were also established by the Committee at the beginning of the year. For 2000, the net income goal was met, and the average level of achievement of the other performance measures exceeded the targets. However, the amounts paid out for 2000 were less than the amounts that could have been paid based on the attainment of the net income goal.

Long-term incentive compensation is based primarily on the average level of achievement under the annual incentive plans over a four-year period for performance share awards and on the average annual total shareholder return of FPL Group, as compared to that of the Dow Jones Electric Utilities Index companies over a three-year period for shareholder value awards. Targeted awards, in the form of shares granted under the Corporation's Long Term Incentive Plan, are made at the beginning of the period. Since one of the goals of the performance share program is to link directly the financial interests of FPL Group's shareholders and senior management, four-year performance share award payouts (except for cash for the payment of incomes taxes) are made in shares of Common Stock which the recipient is expected, consistent with general guidelines, to hold for the duration of his or her employment. Long-term incentive compensation also includes stock options and restricted stock in amounts intended to ensure that the Corporation's total executive compensation program is competitive, in terms of both composition and amount, with the compensation programs of other companies with which the Corporation competes for executive talent.

For 2000, Mr. Broadhead, FPL Group's chief executive officer, was paid $1,050,000 in base salary, $50,000 of which he agreed to defer, and $1,220,625 in annual incentive compensation. The base salary reflects the Committee's assessment of Mr. Broadhead's overall performance and an analysis of the salaries of the chief executive officers in the comparator group.

Mr. Broadhead's annual incentive compensation for 2000 was based on the achievement of the Corporation's net income goals and the following performance measures for Florida Power & Light Company ("FPL") (weighted 75%) and the non-utility and/or new businesses (weighted 25%) and upon certain qualitative factors. For FPL, the incentive performance measures were financial indicators (weighted 50%) and operating indicators (weighted 50%). The financial indicators were operations and maintenance costs, capital expenditure levels, net income, regulatory return on equity, and operating cash flow. The operating indicators were service reliability as measured by the frequency and duration of service interruptions and service unavailability; system performance as measured by availability factors for the fossil power plants and an industry index for the nuclear power plants; employee safety; number of significant environmental violations; customer satisfaction survey results; load management installed capability; and conservation programs' annual installed capacity. For the non-utility and/or new businesses, the performance measures were total combined return on equity; non-utility net income and return on equity; corporate and other net income; employee safety; number of significant environmental violations; and the development of a plan to meet five-year growth objectives. The qualitative factors included measures to position the Corporation for increased competition and initiating other actions that significantly strengthen the Corporation and enhance shareholder value.

FPL Group shareholders' December 15, 2000, approval of a proposed merger with Entergy Corporation resulted in a change of control under the definition in FPL Group's 1994 Long Term Incentive Plan. Upon the change of control, all performance criteria of performance-based awards, restricted stock and other stock-based awards held by the executive officers were deemed fully achieved and all such awards were deemed fully earned and vested; all options and other exercisable rights became exercisable and vested; the restrictions, deferral limitations and forfeiture conditions applicable to all awards under the Plan lapsed and such awards became fully vested; and, in general, all outstanding awards were canceled and the holder thereof paid in cash on the basis of the highest trading price of FPL Group common stock during the 60-day period preceding the date that the shareholders approved the merger. As was estimated in the joint proxy statement/prospectus dated November 7, 2000, the actual cash payment due upon change of control to Mr. Broadhead for his Long Term Incentive Plan awards was $22,686,674.

Respectfully submitted,

                  J. Hyatt Brown, Chairman
                  H. Jesse Arnelle
                  Robert M. Beall, II
                  Armando M. Codina
                  Paul R. Tregurtha

EXECUTIVE COMPENSATION

The following table sets forth compensation paid during the past three years to FPL Group's chief executive officer and the other four most highly-compensated persons who served as executive officers of FPL Group, Florida Power & Light Company ("FPL"), or FPL Energy, LLC at December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                  LONG-TERM COMPENSATION
                      ---------------------------------------- -----------------------------------
                                                     OTHER     RESTRICTED  SECURITIES
NAME AND PRINCIPAL                                  ANNUAL        STOCK    UNDERLYING     LTIP        ALL OTHER
POSITION              YEAR   SALARY     BONUS    COMPENSATION  AWARD(S)(A) OPTIONS(#)  PAYOUTS(B)  COMPENSATION(C)
------------------    ---- ---------- ---------- ------------- ----------- ----------- ----------- ----------------
James L. Broadhead    2000 $1,050,000 $1,220,625    $22,233     2,557,800              $22,686,674   $14,616,061
Chairman and CEO      1999  1,000,000    950,000     19,946    $             250,000     1,148,751        13,423
of FPL Group and FPL  1998    950,000  1,050,000     10,990                              2,004,180        13,456

Paul J. Evanson       2000    660,000    660,700     11,105                             10,395,654         8,544
President of FPL      1999    628,500    616,900      8,656     1,278,900    150,000       458,985        13,539
                      1998    592,500    546,900      2,785                                704,304        13,746

Lewis Hay, III (d)    2000    423,000    449,300     14,099                              6,696,320        15,661
President of FPL      1999    153,846    225,200      6,523     1,359,375    150,000        65,400         3,047
Energy, LLC           1998

Dennis P. Coyle       2000    442,500    334,100      9,146                              6,349,587         8,512
General Counsel and   1999    424,000    275,600      8,445     1,023,120    100,000       251,095        10,879
Secretary of FPL      1998    400,000    288,000        667                                412,413        10,910
Group and FPL

Thomas F. Plunkett    2000    375,000    243,000     11,121                              5,902,937         8,391
President, Nuclear    1999    340,000    219,100     10,088       255,780    100,000       179,564        10,146
Division of FPL       1998    302,500    177,900      3,482                                103,481        10,344

------------

(a) At December 31, 2000, none of the named officers held any shares of restricted Common Stock.

(b) FPL Group shareholders' December 15, 2000, approval of a proposed merger with Entergy Corporation resulted in a change of control under the definition in FPL Group's 1994 Long Term Incentive Plan. Upon the change of control, all performance criteria of performance-based awards, restricted stock and other stock-based awards held by the executive officers were deemed fully achieved, and all such awards were deemed fully earned and vested; all options and other exercisable rights became exercisable and vested; the restrictions, deferral limitations and forfeiture conditions applicable to all awards under the Plan lapsed; and all outstanding awards were canceled, and the holders thereof were paid in cash on the basis of the highest trading price of FPL Group common stock during the 60-day period preceding shareholder approval.

(c) For 2000, represents employer matching contributions of $8,075 to employee thrift plans for each individual and employer contributions for life insurance as follows: Mr. Broadhead $1,342, Mr. Evanson $469, Mr. Hay $7,586, Mr. Coyle $437, and Mr. Plunkett $316. Also represents distribution upon the change of control on December 15, 2000, to Mr. Broadhead of his already vested benefit under his individual supplemental retirement plan. Mr. Broadhead's vested lump sum benefit payable in cash as of December 15, 2000, was $14,021,598; this amount included the value of 96,800 shares of restricted Common Stock awarded to him in 1991 for the purpose of financing this plan, which would have otherwise vested on January 2, 2001. Also includes $585,046, for Mr. Broadhead, in cash that accrued in a trust established to receive dividends from the 96,800 restricted shares and that was not part of the supplemental retirement plan lump sum benefit.

(d) Mr. Hay joined the Corporation in July 1999.

LONG TERM INCENTIVE PLAN AWARDS

In 2000, performance awards and shareholder value awards under FPL Group's Long Term Incentive Plan were made to the executive officers named in the Summary Compensation Table as set forth in the following tables.

                            PERFORMANCE SHARE AWARDS

                                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                                            NON-STOCK PRICE-BASED PLANS
                                                    NUMBER        PERFORMANCE PERIOD      -------------------------------
NAME                                               OF SHARES         UNTIL PAYOUT         TARGET (#)        MAXIMUM (#)
----                                               ---------      ------------------      -----------      --------------
James L. Broadhead...............................   28,257        1/1/00 - 12/31/03         28,257             45,211
Paul J. Evanson..................................   11,303        1/1/00 - 12/31/03         11,303             18,085
Lewis Hay, III...................................    6,018        1/1/00 - 12/31/03          6,018              9,629
Dennis P. Coyle..................................    6,495        1/1/00 - 12/31/03          6,495             10,392
Thomas F. Plunkett...............................    5,505        1/1/00 - 12/31/03          5,505              8,808

The performance share awards in the preceding table are, under normal circumstances, payable at the end of the four-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by his average level of attainment, expressed as a percentage, which may not exceed 160%, of his targeted awards under the Annual Incentive Plans for each of the years encompassed by the award period. A description of the 2000 Annual Incentive Plan performance indicators is included in the Compensation Committee Report herein.

                            SHAREHOLDER VALUE AWARDS

                                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                                                           NON-STOCK PRICE-BASED PLANS
                                                    NUMBER        PERFORMANCE PERIOD      ------------------------------
NAME                                               OF SHARES         UNTIL PAYOUT         TARGET (#)        MAXIMUM (#)
----                                               ---------      ------------------      ----------       -------------
James L. Broadhead...............................   19,266        1/1/00 - 12/31/02         19,266            30,826
Paul J. Evanson..................................    9,688        1/1/00 - 12/31/02          9,688            15,501
Lewis Hay, III...................................    4,514        1/1/00 - 12/31/02          4,514             7,222
Dennis P. Coyle..................................    4,872        1/1/00 - 12/31/02          4,872             7,795
Thomas F. Plunkett...............................    4,128        1/1/00 - 12/31/02          4,128             6,605

The shareholder value awards in the preceding table are payable, under normal circumstances, at the end of the three-year performance period. The amount of the payout is determined by multiplying the participant's target number of shares by a factor derived by comparing the average annual total shareholder return of FPL Group (price appreciation of FPL Group Common Stock plus dividends) to the total shareholder return of the Dow Jones Electric Utilities Index companies over the three-year performance period. The payout may not exceed 160% of targeted awards.

On December 15, 2000, FPL Group shareholders approved a proposed merger with Entergy Corporation, resulting in a change of control under the definition in FPL Group's 1994 Long Term Incentive Plan. See note (b) to the Summary Compensation Table.

The named officers did not receive any stock option grants during 2000, did not exercise any stock options during 2000, and held no exercisable options at the end of the year.

RETIREMENT PLANS

FPL Group maintains a non-contributory defined benefit pension plan and a supplemental executive retirement plan (SERP). The FPL Group Employee Pension Plan and SERP were amended to a cash balance style plan effective April 1, 1997. Employees who were SERP participants on that date were not affected by the change, however. The following table shows the estimated annual benefits to employees not affected by the change, which includes all of the executive officers named in the Summary Compensation table except Mr. Hay. Benefits are calculated on a straight-line annuity basis, payable on retirement in 2000 at age 65 after the indicated years of service.

                               PENSION PLAN TABLE

                                             YEARS OF SERVICE
 ELIGIBLE AVERAGE     --------------------------------------------------------------
ANNUAL COMPENSATION       10           20           30           40           50
-------------------   ----------   ----------   ----------   ----------   ----------
300,$000.......       $   58,704   $  117,397   $  146,101   $  154,543   $  156,931
400,000.......            78,704      157,397      196,101      207,043      209,431
500,000.......            98,704      197,397      246,101      259,543      261,931
600,000.......           118,704      237,397      296,101      312,043      314,431
700,000.......           138,704      277,397      346,101      364,543      366,931
800,000.......           158,704      317,397      396,101      417,043      419,431
900,000.......           178,704      357,397      446,101      469,543      471,931
1,000,000.....           198,704      397,397      496,101      522,043      524,431
1,100,000.....           218,704      437,397      546,101      574,543      576,931
1,200,000.....           238,704      477,397      596,101      627,043      629,431
1,300,000.....           258,704      517,397      646,101      679,543      681,931
1,400,000.....           278,704      557,397      696,101      732,043      734,431
1,500,000.....           298,704      597,397      746,101      784,543      786,931
1,600,000.....           318,704      637,397      796,101      837,043      839,431
1,700,000.....           338,704      677,397      846,101      889,543      891,931
1,800,000.....           358,704      717,397      896,101      942,043      944,431
1,900,000.....           378,704      757,397      946,101      994,543      996,931
2,000,000.....           398,704      797,397      996,101    1,047,043    1,049,431
2,100,000.....           418,704      837,397    1,046,101    1,099,543    1,101,931
2,200,000.....           438,704      877,397    1,096,101    1,152,043    1,154,431
2,300,000.....           458,704      917,397    1,146,101    1,204,543    1,206,931
2,400,000.....           478,704      957,397    1,196,101    1,257,043    1,259,431
2,500,000.....           498,704      997,397    1,246,101    1,309,543    1,311,931
2,600,000.....           518,704    1,037,397    1,296,101    1,362,043    1,364,431
2,700,000.....           538,704    1,077,397    1,346,101    1,414,543    1,416,931
2,800,000.....           558,704    1,117,397    1,396,101    1,467,043    1,469,431

The compensation covered by the plans includes annual salaries and bonuses of certain officers of FPL Group and annual salaries of officers of FPL, as shown in the Summary Compensation Table, but no other amounts shown in that table. Estimated credited years of service for executive officers named in the Summary Compensation Table are: Mr. Broadhead, 12 years; Mr. Evanson, 8 years;
Mr. Coyle, 11 years; and Mr. Plunkett, 10 years. Amounts shown in the table reflect deductions to partially cover employer contributions to social security.

Under the cash balance benefit formula, credits are accumulated in an employee's account, being determined as a percentage of the employee's monthly recognized earnings in accordance with the following formula:

                      PERCENT OF
 YEARS OF SERVICE    COMPENSATION
 ----------------    ------------
        0-5             4.5%
       5-30             6.0%
      Over 30           0.0%

In addition, the employee's account is credited monthly with interest at an annual rate that is based upon the yield on one-year Treasury Constant Maturities. A higher rate can be provided at the Corporation's discretion.

Mr. Hay is the only named executive officer covered by the cash balance plan. His estimated age 65 annual retirement benefit payable under that plan is $117,408. This estimate assumes his 2000 pensionable earnings (which includes annual salary and bonus as shown in the Summary Compensation Table) remain level and a cash balance interest crediting rate of 5.0%. The estimated age 65 cash balance account was converted to an annuity based on a 5.72% discount rate and 1983 GAM Unisex mortality.

A supplemental retirement plan for Mr. Coyle provides for benefits based on two times his credited years of service. A supplemental retirement plan for Mr. Evanson provides for benefits based on two times his credited years of service up to age 65 and one times his credited years of service thereafter. A supplemental retirement plan for Mr. Plunkett provides for benefits, upon retirement at age 62 or more, based on two times his credited years of service up to age 65 and one times his credited years of service thereafter.

The Corporation sponsors a split-dollar life insurance plan for certain of its senior officers, including the executive officers named in the Summary Compensation Table. Benefits under the split-dollar plan are provided by universal life insurance policies purchased by the Corporation. If the officer dies prior to retirement (defined to include age plus years of service), the officer's beneficiaries generally receive two and one-half times the officer's annual salary at the time of death. If the officer dies after retirement but before termination of his split-dollar agreement, the officer's beneficiaries receive between 50% to 100% of the officer's final annual salary. Upon termination of the agreement after 10 years, at age 65 or termination of employment which qualifies as retirement, whichever is later, the life insurance policies will be assigned to the officer or his beneficiary. Each officer is taxable on the insurance carrier's one-year term rate for his life insurance coverage.

EMPLOYMENT AGREEMENTS

On December 15, 2000, when FPL Group's shareholders approved a proposed merger with Entergy Corporation, previously-existing employment agreements between the Corporation and certain officers, including the individuals named in the Summary Compensation Table, became effective. The agreements provide that the officer shall be employed by the Corporation for a period of four years (five years in the case of Mr. Broadhead) in a position at least commensurate with his position with the Corporation in December 2000. During the employment period the officer shall be paid an annual base salary at least equal to his annual base salary for 2000, with annual increases consistent with those awarded to other peer officers of the Corporation, but not less than the increases in the consumer price index; shall be paid an annual bonus at least equal to the highest bonus paid to him for any of the three years immediately preceding 2000; be given the opportunity to earn long-term incentive compensation at least as favorable as such opportunities given to other peer officers of the Corporation during 2000 or thereafter; and shall be entitled to participate in employee benefit plans providing benefits at least as favorable as those provided to other peer officers of the Corporation during 2000 or thereafter.

In the event that the officer's employment is terminated (except for death, disability, or cause) or if the officer terminates his employment for good reason, as defined in the agreement, the officer is entitled to severance benefits in the form of a lump-sum payment equal to the compensation due for the remainder of the employment period or for two years, whichever is longer. Such benefits would be based on the officer's then base salary plus an annual bonus at least equal to the bonus for the year 2000. The officer is also entitled to the maximum amount payable under all long-term incentive compensation grants outstanding, continued coverage under all employee benefit plans, supplemental retirement benefits, and reimbursement for any tax penalties incurred as a result of the severance payments.

SHAREHOLDER PROPOSALS

Proposals on matters appropriate for shareholder consideration consistent with the regulations of the Securities and Exchange Commission submitted by shareholders for inclusion in the proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders must be received at FPL Group's principal executive offices on or before December 4, 2001. After February 15, 2002, notice to FPL Group of a shareholder proposal submitted for consideration at the 2002 Annual Meeting of Shareholders, which is not submitted for inclusion in FPL Group's proxy statement and form of proxy, will be considered untimely and the persons named in the proxies solicited by FPL Group's Board of Directors for the 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to any such proposal. Shareholder proposals may be mailed to Dennis P. Coyle, Secretary, FPL Group, Inc., Post Office Box 14000, 700 Universe Boulevard, Juno Beach, Florida 33408-0420.

GENERAL

The expense of soliciting proxies will be borne by FPL Group. Proxies will be solicited principally by mail, but directors, officers, and regular employees of FPL Group or its subsidiaries may solicit proxies personally, by telephone or other electronic media. FPL Group has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies, for which services it will be paid a fee of $5,000 plus out-of-pocket expenses. FPL Group will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy materials to beneficial owners.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring before the meeting any matter other than the proposal described herein. However, if any other business should come before the meeting, or any adjournments thereof, the persons named in the accompanying proxy will have discretionary authority to vote all proxies.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. ACCORDINGLY, YOU ARE RESPECTFULLY REQUESTED TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD AT YOUR EARLIEST CONVENIENCE. ALTERNATIVELY, YOU MAY CAST YOUR VOTE BY TELEPHONE OR ELECTRONICALLY BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

BY ORDER OF THE BOARD OF DIRECTORS.

/s/ Dennis P. Coyle

DENNIS P. COYLE

Secretary

April 13, 2001

                                                                        APPENDIX

                                FPL GROUP, INC.
                   Audit Committee of the Board of Directors

                                    CHARTER

I.  MEMBERSHIP

    The Committee shall consist of not less than three directors. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange.

II. COMMITTEE CHAIRMAN

    One member of the Committee shall be designated its Chairman and shall preside over the meetings of the Committee and report to the Board.

III. REPORTING

    The Committee shall report its activities to the full Board on a regular basis.

IV. ADMINISTRATIVE SECRETARY

    The Committee shall designate an administrative secretary who shall not be a member of the Committee. The administrative secretary shall keep minutes of the meetings of the Committee and perform such other functions as are designated by the Committee.

V.  RESPONSIBILITIES

    The responsibilities of the Committee are to assist the Board in monitoring
    (1) the Corporation's internal control structure, (2) the financial reporting process and (3) the independence and performance of the Corporation's Internal Audit Department and the Independent Certified Public Accountants ("CPA"). In order to fulfill these responsibilities, the Committee must interface with management, the Internal Audit Department and the CPA.

    The duties of Committee that relate primarily to the Corporation and its management are:

    -Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

    -Review and discuss the annual audited financial statements of the Corporation with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements, and based on such discussions, recommend to the Board whether such audited financial statements should be included in the Corporation's Form 10-K.

    -The audit committee chairman to review with management and the CPA the Corporation's quarterly financial statements prior to the filing of the Corporation's Quarterly Reports on Form 10-Q.

    -Afford the chief financial officer and chief accounting officer open lines of communication to the Committee.

    -Review management's and the CPA's analysis of significant financial reporting issues and judgments made, and suggested major changes to the Corporation's auditing and accounting principles and practices, in connection with the preparation of the Corporation's financial statements.

    -Review with the Corporation's general counsel legal matters that may have a material impact on the financial statements.

    -Review management's program to monitor compliance with the Corporation's
     Code of Conduct.

    -Prepare the report required by the rules of the Securities and Exchange
     Commission to be included in the Corporation's annual proxy statement.

    -Assist the Corporation as necessary in the Corporation's preparation of the annual written affirmation regarding the Committee required by the New York Stock Exchange.

    The duties of the Committee that relate primarily to the Internal Audit Department are:

    -Afford the Corporation's director of internal audit unrestricted access to the Committee.

    -Discuss the adequacy of the internal audit program with the director of internal audit.

    -Review with the director of internal audit, on at least an annual basis, the proposed schedule for audits for the next fiscal year.

    -Review the significant reports to management prepared by the Internal Audit
     Department and management's responses.

    The duties of the Committee that relate primarily to the CPA are:

    -Receive periodic formal written statements from the CPA regarding the CPA's independence as required by Independence Standards Board Standard No.1 and discuss such reports and the CPA's independence with the CPA, particularly with respect to any disclosed relationships or services that may impact the objectivity and independence of the CPA.

    -If so determined by the Committee, recommend that the Board take appropriate action in response to the CPA's reports to satisfy itself of the independence of the CPA.

    -Recognize that the CPA is ultimately accountable to the Board and to the Committee.

    -Evaluate and recommend the CPA to the Board for appointment by the Board.

    -Evaluate with the Board the performance of the CPA, and if the Committee so determines, recommend that the Board replace the CPA.

    -Review with the CPA the scope of its audit of the Corporation.

    -Discuss with the CPA the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

    -Review with the CPA any problems or difficulties the CPA may have encountered and any management letter provided by the CPA and the Corporation's response to the letter.

    -Discuss with the CPA any non-audit services provided to the Corporation and the fees charged for those services.

    -Provide routine open access to both the Committee and the Board to discuss any matters thought appropriate.

VI. MEETINGS--LOCATION AND NUMBER

    The Committee shall meet four times during the year, or as otherwise called by the Chairman of the Committee or as directed by the Board. Meetings will be held at the principal offices of the Corporation or as directed by the Chairman of the Committee.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the CPA. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the CPA or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

Adopted: May 15, 2000

                                                                      0732-PS-01

Dear Shareholder:                                           April 13, 2001

You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Monday, May 14, 2001, at the PGA National Resort, Palm Beach Gardens, Florida. Detailed information as to the business to be transacted at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, we ask that you vote your shares as soon as possible using one of three convenient methods: over the telephone, over the Internet or by signing and returning your proxy card in the envelope provided. If you plan to attend the meeting, please mark the appropriate box on the proxy.

                                                Sincerely,


                                                /s/ James L. Broadhead
                                                ----------------------
                                                James L. Broadhead
                                                Chairman of the Board and
                                                Chief Executive Officer



                             DETACH HERE IF MAILING
--------------------------------------------------------------------------------

                            PROXY/VOTING INSTRUCTIONS

                                 FPL GROUP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Dennis P. Coyle, Lawrence J. Kelleher, and Mary Lou Kromer, and each of them, with power of substitution, proxies of the undersigned, to vote all shares of Common Stock of FPL Group, Inc. that the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held May 14, 2001, and any adjournment or postponement thereof, upon the matters referred to on this proxy and, in their discretion, upon any other business that may properly come before the meeting.

   This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposal 1.

   If you are a participant in any of FPL Group, Inc.'s Employee Thrift Plans (the "Plans"), this proxy information will be forwarded to Fidelity Management Trust Company, as Trustee of the Thrift Plans, and will tell the Trustee how to vote the number of shares of Common Stock reflecting your proportionate interest in the FPL Group Stock Fund and the FPL Group Leveraged ESOP Fund. Your instructions will also determine the vote on a proportionate number of the Leveraged ESOP shares which are held in the Thrift Plans but not yet allocated to participants. If you do not give the Trustee voting instructions, the number of shares reflecting your proportionate interest will not be voted, but your proportionate share of the unallocated Leveraged ESOP shares will be voted by the Trustee in the same manner as it votes unallocated shares for which instructions are received.

-------------                                                      -------------
 SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
    SIDE                                                                SIDE
-------------                                                      -------------

[FPL LOGO]

P.O. BOX 9398
BOSTON, MA 02205-9398

You may vote your shares by using the Internet or a touch-tone telephone anytime, 24 hours a day, 7 days a week. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you mailed, signed and returned your proxy card.

TO VOTE BY TELEPHONE:

o Read the accompanying Proxy Statement and Proxy Card.
o Locate your 14-digit VOTER CONTROL NUMBER located on your proxy card above your name.
o Using a touch-tone phone, call toll-free 1-877-779-8683. THERE IS NO CHARGE TO YOU FOR THIS CALL.
o Follow the recorded instructions.

TO VOTE BY INTERNET:

o Read the accompanying Proxy Statement and Proxy Card.
o Locate your 14-digit VOTER CONTROL NUMBER located on your proxy card above your name.
o GO TO THE WEB ADDRESS: http://www.eproxyvote.com/fpl
o Follow the instructions.

TO VOTE BY MAIL:

o Read the accompanying Proxy Statement and Proxy Card.
o Mark, sign and date your proxy card and return it in the envelope provided.

                   RECEIVE FUTURE MATERIALS VIA THE INTERNET

In order to save money on printing and mailing costs we are offering shareholders the opportunity to consent to receive annual meeting materials by e-mail instead of by U.S. mail. If you have an e-mail account and Internet access, please take advantage of this option by voting online and indicating your consent for electronic delivery or accessing http://www.econsent.com/fpl and then following the instructions.


                             DETACH HERE IF MAILING
--------------------------------------------------------------------------------

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.
1. Election of Directors. NOMINEES:
   (01) H. Jesse Arnelle, (02) Sherry S. Barrat, (03) Robert M. Beall, II,
   (04) James L. Broadhead, (05) J. Hyatt Brown, (06) Armando M. Codina,
   (07) Willard D. Dover, (08) Alexander W. Dreyfoos, Jr., (09) Paul J. Evanson,
   (10) Frederic V. Malek and (11) Paul R. Tregurtha

              FOR                  WITHHELD
              ALL                  FROM ALL
            NOMINEES               NOMINEES
              / /                    / /


           --------------------------------------
           For all nominees except as noted above


2. In their discretion, such other business as may properly come before the meeting.



     MARK HERE                     MARK HERE
    FOR ADDRESS                   IF YOU PLAN
    CHANGE AND                     TO ATTEND
    NOTE AT LEFT                  THE MEETING
       / /                            / /

When signing as attorney, executor, trustee, guardian, or corporate officer, please give title. For joint account, each joint owner should sign.


Signature:______________ Date:________ Signature:_______________ Date:__________